As Filed With the Securities and Exchange Commission on January 13, 2015.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A

Amendment No. 1
REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

AUREUS INCORPORATED
(Name of small business issuer in its charter)

Nevada	1000	47-1893698
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

200 South Virginia, Suite 800
 Reno Nevada, 89501

                   (Address and telephone number of principal executive offices and principal place of business)

 Nevada Agency and Transfer Company
50 West Liberty Street, Suite 880
 Reno Nevada, 89501

 (Name, address and telephone number of agent for service)

Approximate date of proposed sale to public: From time to time after the effective date of this Registration Statement.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same ooffering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective oregistration statement for the same offering.

If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective oregistration statement for the same offering.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.
Large accelerated filer	[ ]	Accelerated filer	[ ]

Non-accelerated filer	[ ]	Smaller reporting company	[X]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Securities to be Registered	Amount To Be	Offering Price	Aggregate	Registration
	Registered	Per Share (2)	Offering Price	Fee (1)
Common Stock by Selling Shareholders	2,430,000	$0.01	$24,300	$2.82

(1) This Registration Statement covers the resale by our selling shareholders of up to 2,430,000 shares of common stock previously issued to such selling shareholders.

(2) The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(a). Our common stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price the shares that were sold to our shareholders, which was $0.01 per share in a private placement The price of $0.01 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the Over-The-Counter Bulletin Board ("OTCBB") at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved.
THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be amended. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission ("SEC") is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS

Subject to completion, dated January 13, 2015

Aureus Incorporated

2,430,000 SHARES OF COMMON STOCK

We are an “emerging growth company” pursuant to the Jumpstart Our Business Startups Act.

The selling security holders named in this prospectus are offering 2,430,000 shares of common stock offered through this prospectus, of which they will receive net proceeds of $24,300.  The Company will not receive any proceeds from the sale of the common stock covered by this prospectus.

Our common stock is presently not traded on any market or securities exchange. The selling security holders have not engaged any underwriter in connection with the sale of their shares of common stock.  Common stock being registered in this registration statement may be sold by selling security holders at a fixed price of $0.01 per share until our common stock is quoted on the OTCBB and thereafter at a prevailing market prices or privately negotiated prices or in transactions that are not in the public market. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority ("FINRA"), which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares of the selling security holders.

We do not consider our self a blank check company. We have no plans or intentions to be acquired by or to merge with an operating company, nor do we, nor any of our shareholders, have plans to enter into a change of control or similar transaction or to change our management.

Investing in our common stock involves a high degree of risk. See "Risk Factors" beginning on page 7  to read about factors you should consider before buying shares of our common stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of This Prospectus is: January 13, 2015

Prospectus Summary

The following summary is a shortened version of more detailed information, exhibits and financial statements appearing elsewhere in this prospectus. Prospective investors are urged to read this prospectus in its entirety.

We were incorporated on April 19, 2013 and are a startup exploration company without mining operations and we are in the business of mineral exploration. We have no revenues, have achieved losses since inception, have been issued a going concern opinion by our auditors and rely upon the sale of our securities to fund operations. We have not implemented our business plan to date. In order complete Phase 1, with an estimated cost of $9,500 and Phase II, with an estimated cost of $27,500 of our anticipated exploration program.We will need to raise additional funds, with Phase 1 expected to commence between April 1, 2015 and May 31, 2015. To date we have not commenced our exploration program. We are having to raise additional funds of approximately $125,000 commencing immediately, to allow us sufficient time to raise the additional capital and to meet our operations, exploration through.  There is no assurance that a commercially viablegold and or silver mineral deposit exists on our mining claims. Further exploration will be required before a final evaluation as to the economic and legal feasibility of our mining claims can be determined. Even if we complete our current exploration program and it is successful in identifying agold and or silver deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit or reserve.

On October 1, 2014, we entered into a Purchase Agreement and acquired the Gold Creek Property comprising of one claim block of 11 claims or 220 acres, respectively.The claimscanbe accessed via Nevada State Route #225 connecting to county road USFS Road #745) which provide access to the immediately adjacent Gold Creek Ranger Station.  The nearest commercial airport is at Reno, approximately 260 road miles from the property. The Gold Creek Property Agreement was entered into for the sum of $15,000,for a 100% interest in the property (See Exhibit 10.1 the claims are registered in the name of Gold Exploration Management Services, Inc. and are currently being transferred to Aureus Incorporated with the State of Nevada. There is no electrical power that can be utilized on the claim other than electrical power that can be provided by gas or diesel generators that we would bring on site.

Dong Gu Kang andMin Jung Kang, our directors and officershave not visited the property yet, and have had no previous experience in mineral exploration or operating a mining company, and will rely on our consulting geologist and other industry professionals to assist in the exploration of the Gold Creek Property.

Our directors own 71.18% of our subscribed for and issued and outstanding common stock. Since our directors own a majority of our outstanding shares and they are the only directors and officers of our company they have the ability to elect directors and control the future course of our company. Investors may find that the corporate decisions influenced by our directors are inconsistent with the interests of other stockholders.

Our objective is to conduct exploration activities on our mining claims to assess whether the claim possess any commercially viable mineral deposits.

Until we can validate otherwise, the claims are without known reserves and we are planning a four phase program to explore our claims.

The claims are not accessible all year round. There are periods where our claims may be un-accessible each year due to snow in the area. This means that our exploration activities may be limited to a period of about eight to nine months per year. We plan commence exploration on our claims in April 2015 or May 2015 and our goal is to complete the first phase of exploration before June 30, 2015, and is contingent upon availability of an exploration crew.

The following table summarizes the four phases of our anticipated exploration program.

Phase Number	Planned Exploration Activities	Time table
Phase 1	Preliminary Surface Sampling, Geological and Geochemical Screening. Estimated Cost: $9,500	Between April 1, 2015and May 31, 2015
Phase II	Detailed Evaluation, Geological Mapping, Site Prep, additional sampling Estimated Cost:$27,500	Between June 1, 2015 and August 31, 2015
Phase III	Permitting and site preparation: drilling and environmental reclamation Estimated Cost:$67,144	September 1, 2015 and October 31, 2015
Phase IV	Permitting and site preparation: drilling and environmental reclamation Estimated Cost:$228,930	April 1, 2016 and September 1, 2016

If our exploration activities indicate that there are no commercially viable mineral deposits on our mining claims we will abandon the claims and stake or acquire new claims to explore. We will continue to stake and explore claims as long as we can afford to do so.

To date we have raised $53,155 via two private offerings, of 6,000,000 common shares subscribed for at $0.001 to our officers and directors, for a total cash proceeds of $6,000; 2,430,000 were subscribed for by 34 non-affiliate shareholders at a price of $0.01 for a total cash proceeds of $24,300. As of January 13, 2015 the company has issued all common shares in relation to the two private offerings and there are no subscriptions  outstanding. The Company has also received loans from our President in the amount of $22,855 the loans are unsecured, non-interest bearing and are due upon demand giving 30 days written notice to the borrower.
The following table summarizes the date of offering, the price per share paid, the number of shares sold and the amount raised for the offering.

Closing Date of Offering	Price Per Share Paid	Number of Shares Sold	Amount Raised
July 25, 2014	$0.001	6,000,000	$6,000
Septemnber 12, 2014	$0.01	2,430,000	$24,300
October 31, 2014	Loan from Director	Nil	$22,000

We have no revenues, have achieved losses since inception, have no operations, have been issued a going concern opinion by our auditors and rely upon the sale of our securities to fund operations.

Name, Address, and Telephone Number of Registrant

We maintain our statutory registered agent's office at Nevada Agency and Transfer Company, 50 West Liberty Street, Suite 880 Reno Nevada. Our mailing address and business office is located at 200 South Virginia, Suite 800 Reno Nevada. Our telephone number is 775-398-3178. We pay approximately $250 per month for our office space.

The Offering

Common stock offered by selling security holders	2,430,000 shares of common stock. This number represents 28.82% of our current issued and outstanding common stock and all of our non-affiliate shares are subscribed for. (1).

Common stock outstanding before the offering	8,430,000 Common Shares were subscribed for and are issued and outstanding as of January 13, 2015.

Common stock outstanding after the offering	8,430,000 Common Shares issued and outstanding.

Offering Price
The selling shareholders may sell their shares at $0.01 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price arbitrarily, and the selling shareholders will be able to sell their shares once the offering is effective and would theoretically have a marketplace to sell their shares.

Terms of the Offering
The selling security holders will determine when and how they will sell the common stock offered in this prospectus.We will cover the expenses associated with the offering which we estimate to be $19,123.82. Refer to “Plan of Distribution on Page 15.

Completion of offering
The offering will conclude upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) such time as all of the common stock becomes eligible for resale without volume limitations pursuant to Rule 144 under the Securities Act, or any other rule of similar effect

Securities Issued And to be Issued
 8,430,000 shares of our common stock have been subscribed for and are issued and outstanding as of January 13, 2015.  All of the common stock to be sold under this prospectus will be sold by existing shareholders. There are no other subscriptions outstanding.

Use of proceeds
We are not selling any additional shares and there are no other subscriptions outstanding of the common stock covered by this prospectus.Additionally, we will not receive any proceeds from the sale of the common stock by the selling shareholders. The funds that we raised through the sale of our common stock were used to cover administrative and professional fees such as accounting, legal, geologist, technical writing, printing and filing costs.

Risk Factors	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See "Risk Factors" beginning on page 9.

The absence of a public market for our common stock makes our shares highly illiquid. It will be difficult to sell the common stock of the company.

Summary Financial Information

The tables and information below are derived from our interim financial statements for period ended October 31, 2014. We have working capital of $9,870 as at October 31, 2014.

Financial Summary	October 31, 2014
Cash	$32,725
Total Assets	$47,725
Total Liabilities	22,855
Total Liabilities and Stockholder's Equity	$47,725

Statement of Operations	October 31, 2014
Revenue	$-
Operating expenses	$4,575
Net Loss	$(4,575)

The book value of our company's outstanding common stock is $0.000 per share as at October 31, 2014

Risk Factors

An investment in our common stock involves a number of very significant risks. You should carefully consider the following known material risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our company's common stock. Our business, operating results and financial condition could be seriously harmed due to any of the following known material risks. You could lose all or part of your investment due to any of these risks.

Risks Associated with Our Company and Industry

If we do not obtain additional financing, our business plan will fail.

Our current operating funds are estimated to be sufficient to complete the first and a portion of our second phase of exploration on our mining claims or fund our explorations activities into July or August 2015 without additional funding . However, we will need to obtain additional financing in order to complete our business plan. Our business plan calls for significant expenses in connection with the exploration of our mining claims. To date we have not made arrangements to secure any additional financing.

If we fail to make required payments, we could lose title to the mining claims.

In order to retain title to the mining claims, we are required to renew the Gold Creek claims on an annual basis totaling $190 per claim. By August 31, 2015, we will have to advance the sum of $2,175 to pay for the annual claim renewal which will be due on August 31, 2015. If we fail to pay the required renewal fee, the mining claims will expire.

Because we have only recently commenced business operations, we face a high risk of business failure.

We have not begun the initial stages of exploration of our mining claims, and thus have no way to evaluate the likelihood whether we will be able to operate our business successfully. We were incorporated on April 19, 2013 and to date have been involved primarily in organizational activities, acquiring the mining claims and obtaining financing.

We have not earned any revenues to date and we have not achieved profitability as of October 31, 2014. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in the light of problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mining claims that we plan to undertake.

These potential problems include, but are not limited to, unanticipated problems relating to exploration and additional costs and expenses that may exceed current estimates. We have no history upon which to base any assumption as to the likelihood that our business will prove successful, and we can provide no assurance to investors that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks our business will likely fail and you will lose your entire investment in this offering.

Because we have only recently commenced business operations, we expect to incur operating losses for the foreseeable future causing us to run out of funds.

We have not earned revenue and we have never been profitable. Prior to completing exploration on our mining claims, we may incur increased operating expenses without realizing any revenues from our claims, this could cause us to run out of funds and make our business fail and you will lose your entire investment in this offering.

If we cannot find a joint venture partner for the continued development of our mining claims, we may not be able to advance exploration work.

If the results of our Phase Two, Phase Three and exploration programs are successful, we may try to enter a joint venture agreement with a partner for the further exploration and possible production on our mining claims. We would face competition from other junior mineral resource exploration companies who have properties that they deem to be attractive in terms of potential return and investment cost. In addition, if we entered into a joint venture agreement, we would likely assign a percentage of our interest in the mining claims to the joint venture partner. If we are unable to enter into a joint venture agreement with a partner, we may fail and you may lose your entire investment in this offering.

Because our management has no experience in the mineral exploration business, we may make errors and this could cause our business to fail.

Our Directors and Officers have had no previous experience operating an exploration or mining company and because of this lack of experience they may be prone to errors. Our management lacks the technical training and experience with exploring for, starting, or operating a mine.

With no direct training or experience in these areas our management may not be fully aware of the many specific requirements related to working in this industry. Our management's decisions and choices may not take into account standard engineering or managerial approaches mineral exploration companies commonly use. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to our management's lack of experience in this industry.

Because our officers and directors will only be devoting limited time to our Company, our operations may be sporadic which may result in periodic interruptions or suspensions of operations.

At this time we have commenced business operations but have not yet generated any revenues. Our sole officer and director, Dong Gu Kang, will only be devoting limited time to our operations. Dong Gu Kang will be devoting approximately 15 hours per week of his time to our operations and Min Jung Kang on an as needed basis. Because our officers and directors will only be devoting limited time to our Company, our operations may be sporadic and occur at times which are convenient to our officers anddirectors. As a result, operations may be periodically interrupted or suspended which could result in a possible cessation of operations.

Because of the speculative nature of mineral exploration, there is substantial risk that no commercially viable mineral deposits will be found.

Exploration for commercially viable mineral deposits is a speculative venture involving substantial risk. We cannot provide investors with assurance that our mining claims contain commercially viable mineral deposits. The exploration program that we will conduct on our claims may not result in the discovery of commercial viable mineral deposits. Problems such as unusual and unexpected rock formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we may be unable to complete our business plan and you could lose your entire investment in this offering.

Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business.

The search for minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. We currently have no such insurance nor do we expect to get such insurance for the foreseeable future. If a hazard were to occur, the costs of rectifying the hazard may exceed our asset value and cause us to liquidate all of our assets resulting in the loss of your entire investment in this offering.

Because access to our mining claims may be restricted by inclement weather, we may be delayed in our exploration and any future mining efforts.

Access to our mining claims may be restricted each year due to snow in the area. As a result, any attempts to visit, test, or explore the property maybe largely limited to about nine months per year when weather permits such activities. These limitations can result in significant delays in exploration efforts, as well as mining and production in the event that commercial amounts of minerals are found.

Such delays can result in our inability to meet deadlines for exploration expenditures as defined by the State of Nevada. This could cause our business venture to fail and the loss of your entire investment in this offering unless we can meet deadlines.

As we undertake exploration of our mining claims, we will be subject to compliance of government regulation, this may increase the anticipated time and cost of our exploration program.

There are several governmental regulations that materially restrict the exploration of minerals. We will be subject to the mining laws and regulations as contained in the Mineral Act of the State of Nevada as we carry out our exploration program. We may be required to obtain work permits, post bonds and perform remediation work for any physical disturbance to the land in order to comply with these regulations. While our planned exploration program provides a budget for regulatory compliance, there is a risk that new regulations could increase our time and costs of doing business and prevent us from carrying out our exploration program.

Because market factors in the mining business are out of our control, we may not be able to market any minerals that may be found.

The mining industry, in general, is intensely competitive and we can provide no assurance to investors even if minerals are discovered that a ready market will exist from the sale of any ore found. Numerous factors beyond our control may affect the marketability of metals. These factors include market fluctuations, the proximity and capacity of natural resource markets and processing equipment, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in our not receiving an adequate return on invested capital and you may lose your entire investment in this offering.

Because our auditors have expressed substantial doubt about our ability to continue as a going concern, we may find it difficult to obtain additional financing.

The accompanying financial statements have been prepared assuming that we will continue as a going concern. As discussed in Note 1 to the financial statements, we were recently incorporated on, April 19, 2013 and we do not have a history of earnings, and as a result, our auditors have expressed substantial doubt about our ability to continue as a going concern. Continued operations are dependent on our ability to complete equity or debt financings or generate profitable operations. Such financings may not be available or may not be available on reasonable terms. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty.

We will not be required to comply with certain provisions of the Sarbanes-Oxley Act as long as we remain an "emerging growth company"

We are not currently required to comply with the SEC rules that implement Sections 302 and 404 of the Sarbanes-Oxley Act, and are therefore not required to make a formal assessment of the effectiveness of our internal controls over financial reporting for that purpose. Upon becoming a public company, we will be required to comply with certain of these rules, which will require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of our internal control over financial reporting.

Though we will be required to disclose changes made in our internal control procedures on a quarterly basis, we will not be required to make our first annual assessment of our internal control over financial reporting pursuant to Section 404 until our second annual report.

Because of the inherent limitations during the first year, internal control over financial reporting may not prevent or detect misstatements to our financial statements.
Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, lack of an Audit Committee, Financial Expert, Independent Director or that the degree of compliance with the policies or procedures may deteriorate and become ineffective. Other risks to be considered are, maintaining proper cash controls, including failure to segregate cash handling and accounting functions, and did not require dual signature on the Company’s bank accounts. Additionally, not implementing appropriate information technology controls,the Company retains copies of all financial data and material agreements; however there is no formal procedure or evidence of normal backup of the Company’s data or off-site storage of the data in the event of theft, misplacement, or loss.

We will remain an “emerging growth company” for up to five years, although if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any June 30 before that time, we would cease to be an “emerging growth company” as of the following December 31, or if we issue more than $1 billion in non-convertible debt in a three-year period, we would cease to be an “emerging growth company” immediately.

Our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal control over financial reporting until we are no longer an “emerging growth company” or smaller reporting company.

 Until such time we are no longer an “emerging growth company” or smaller reporting company. our independent registered public accounting firm is not required to formally attest on our controls and procedures over financial reporting  As a result of our independent registered public accounting firm not being required to attest with respect to our controls and procedures over financial disclosure, we may not prevent or detect material misstatements or errors, controls may become inadequate because of changes in circumstances, or the degree of compliance with the policies or procedures may deteriorate and become ineffective. Additionally, due to the lack of the auditors attestation on the effectiveness of our internal control over financial reporting, the Company may not be able to qualify or receive additional funding, shareholders may not have an accurate financial evaluation of the Company, there may be a decline in share price due to a lack of market confidence, and there may be reduced trading activity causing a lack of liquidity of shareholder investment.

We will incur increased costs and demands upon management as a result of complying with the laws and regulations that affect public companies which could materially affect our results of Operations, Financial condition, Business and Prospects

As a public company we will incur significant legal, accounting and other expenses that we did not incur as a private company, including costs associated with public company reporting and corporate governance requirements.

These requirements include compliance with Section 404 and other provisions of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, as well as rules implemented by the SEC. In addition, our management team will also have to adapt to the requirements of being a public company. We expect that compliance with these rules and regulations will substantially increase our legal and financial compliance costs and will make some activities more time-consuming and costly.

The increased costs associated with operating as a public company will decrease our net income or increase our net loss, and may require us to reduce costs in other areas of our business or increase the prices of our products or services. Additionally, if these requirements divert our management’s attention from other business concerns, they could have a material adverse effect on our results of operations, financial condition, business and prospects.

As a public company, we also expect that it may be more difficult and expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as our executive officers.

We are an "emerging growth company" and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.

An “emerging growth company” can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies which will result in less available information for our investors. We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) and as a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Risks Associated with our Common Stock

Because our Officers and Directors own approximately 71.18% of our issued and outstanding common stock, he can exert significant influence over corporate decisions that may be disadvantageous to minority shareholders.

As of January 13, 2015 our officers and directors own approximately 71.18% of our shares of common stock issued and outstanding. Such ownership grants them control over the Company, such ownership is sufficient to permit themto determine the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations, the sale of all or substantially all of our assets, and a change in control. The interests of our officers and Directors may differ from the interests of our other shareholders and thus may result in corporate decisions that are disadvantageous to our other shareholders.
We arbitrarily determined the price of the shares of our common stock to be sold pursuant to this prospectus and such price may not reflect the actual market price for the shares.

The initial fixed offering price of $0.01per share of common stock offered by us under to this Prospectus was determined by us arbitrarily. The price is not based on our financial condition and prospects, market prices of similar securities of comparable publicly traded companies, certain financial and operating information of companies engaged in similar activities to ours, or general conditions of the securities market.

The price may not be indicative of the market price, if any, for the common stock that may develop in the trading market after this offering. The market price for our common stock, if any, may decline below the initial public price at which the Shares are offered. Moreover, recently the stock markets have experienced extreme price and volume fluctuations which have had a negative impact on smaller companies. In the past, securities class action litigation has often been instituted against various companies following periods of volatility in the market price of their securities. If instituted against us, regardless of the outcome, such litigation would result in substantial costs and a diversion of management's attention and resources, which would increase our operating expenses and affect our financial condition and business operations.

Currently, there is no public market for our common stock, and there is no assurance that any public market will ever develop or that our common stock will be quoted for trading and, even if quoted, that a viable, liquid market with low volatility will develop.

Currently, our common stock is not listed on any public market, exchange, or quotation system. Although we are taking steps to enable our common stock to be publicly traded, a market for our common stock may never develop. We currently plan to apply for quotation of our common stock on the OTCBB upon the effectiveness of the registration statement of which this Prospectus forms a part. However, our common stock may never be traded on the OTCBB or even if traded, a viable public market may not materialize. Even if we are successful in developing a public market, there may not be enough liquidity in such market to enable shareholders to sell their Shares. If our common stock is not quoted on the OTCBB or if a viable public market for our common stock does not develop, investors may not be able to re-sell the Shares, rendering the same effectively worthless and resulting in a complete loss of their investment.

We are planning to identify a market maker to file an application with the Financial Industry Regulatory Authority, Inc. ("FINRA") on our behalf so that we may quote our shares of common stock on the OTCBB (which is maintained by the FINRA) commencing upon the effectiveness of our registration statement of which this Prospectus is a part. We cannot assure you that such market maker's application will be accepted by the FINRA. We are not permitted to file such application on our own behalf. If the application is accepted, there can be no assurances as to whether any market for our common stock will develop or of the price at which our common stock will trade. If the application is accepted, we cannot predict the extent to which investor interest in us will lead to the development of an active, liquid trading market. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for the common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be fixed at $0.01per share until such time as our common stock becomes traded on the OTCBB. However, our shares may not become traded on the OTCBB or another exchange. In addition, prices for our common stock may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of the Company, and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

If the selling shareholders sell a large number of shares all at once or in blocks, the value of our shares would most likely decline.

The selling shareholders are offering 2,430,000 shares of our common stock through this prospectus. They may sell these shares at a fixed price of $0.01 until such time as they are quoted on the OTC Bulletin Board or other quotation system or stock exchange. Our common stock is not presently traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of large numbers of shares at any price may cause the market price to fall. The outstanding shares of common stock covered by this prospectus represent approximately 28.82% of the common shares currently outstanding.

If we decide to suspend our obligations to file reports under Section 15(d), then our shareholders will not receive publicly disseminated information and will be a private company.

Under Rule 12h-3 of the Securities Exchange Act of 1934, as amended,
“Suspension of Duty to File Reports under Section 15(d)”, an issuer is eligible for the suspension to file reports pursuant to section 15(d) of the Securities Exchange Act of 1934, as amended, if the shares of common stock are held by fewer than 300 persons, or by fewer than 500 persons, where the total assets of the issuer have not be exceeded $10 million on the last day of each of the issuer's three most recent fiscal years. If we decide to suspend our obligations to file reports, then our shareholders will not receive publicly disseminated information, and their investment would not be liquid and would be a private company. Management intendsto file a Form 8-A which registers our class of common stock under Section 12 of the Exchange Act and. to file reports pursuant to Section 13(a)of the Securities Exchange Act of 1934, as amended.

If we do not register a class of securities under Section 12 of the Exchange Act, We will be subject to Section 15(d) of the Securities Exchange Act and investors may not be able to obtain sufficient information regarding the company and will make our common stock less attractive to investors.

If we do not register a class of securities under Section 12 of the Exchange Act, we will be subject to Section 15(d) of the Securities Exchange Act and, accordingly, will not be subject to the proxy rules, Section 16 short-swing profit provisions, beneficial ownership reporting, and the bulk of the tender offer rules, therefore, investors may not be able to obtain sufficient information regarding the company and will make our common stock less attractive to investors.

Additional issuances of our securities may result in immediate dilution to existing shareholders.

We are authorized to issue up to 150,000,000 shares of common stock, $0.001 par value per share, of which 8,430,000 shares of common stock are issued and outstanding. Our Board of Directors has the authority to cause us to issue additional shares of common stock. We may, in the future, issue shares in connection with financing arrangements or otherwise. Any such issuances will result in immediate dilution to our existing shareholders' interests, which will negatively affect the value of your shares.

Our common stock is subject to the "penny stock" rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person's account for transactions in penny stocks; and

•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

•	In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and

•
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

•
The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and

•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Use of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination of Offering Price

We determined the initial private placement offering price of $0.01, based onour being a startup exploration company with no market for our securities and what we found we could attract investors to invest in our high risk mineral exploration company.

The selling shareholders may sell their shares at $0.01per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.We determined this offering price arbitrarily, and the selling shareholders will be able to sell their shares once the offering is effective and would theoretically have a marketplace to sell their shares.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 2,430,000 shares of the common stock offered through this prospectus. These shares were acquired from us in one private placement of our common stock. This offering was exempt from registration under Regulation S of the Securities Act of 1933. The initial private placement offering was conducted at a price of $0.01 per share, of which 2,430,000 shares of common stock were sold and the offering was closed on October 31, 2014. The shares were sold solely by our Directors to their family, close friends and close business associates under exemptions provided in Canada and Regulation S. There was no private placement agent or others who were involved in placing the shares with the selling shareholders.

The following table provides as of January 13, 2015 information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including the:

Name of Selling Shareholder	Shares Owned Before the Offering	Total Number of Shares to be Offered for the Security Holder's Account	Total Shares Owned After the Offering is Complete	Percentage of Shares Owned After the Offering is Complete
CHOH YUN JIN	75,000	75,000	Nil	Nil
DOK YUNG GI	100,000	100,000	Nil	Nil
HEO HOON	75,000	75,000	Nil	Nil
JANG YOUNG SU	60,000	60,000	Nil	Nil
JO YEONG UI	50,000	50,000	Nil	Nil
KANG GEY WON	50,000	50,000	Nil	Nil
KANG HAN SOK	100,000	100,000	Nil	Nil
KANG JAE YOUNG	75,000	75,000	Nil	Nil
KANG JEONG GON	100,000	100,000	Nil	Nil
KANG JI YOUNG	50,000	50,000	Nil	Nil
KANGK YOUNG.LEA	50,000	50,000	Nil	Nil
KANG SUNGK YU	50,000	50,000	Nil	Nil
KIM BANG WON	50,000	50,000	Nil	Nil
KIM GI HOUN	50,000	50,000	Nil	Nil
KIM JONG SAN	75,000	75,000	Nil	Nil

Name of Selling Shareholder	Shares Owned Before the Offering	Total Number of Shares to be Offered for the Security Holder's Account	Total Shares Owned After the Offering is Complete	Percentage of Shares Owned After the Offering is Complete
KIM MOON NYUN	75,000	75,000	Nil	Nil
KIM SANG BUM	60,000	60,000	Nil	Nil
KIM TAE IL	100,000	100,000	Nil	Nil
KIM WEEK YEOM	75,000	75,000	Nil	Nil
KIM YONG GOO	75,000	75,000	Nil	Nil
KIM YOON HEE	100,000	100,000	Nil	Nil
KIM YOUNG DAI	100,000	100,000	Nil	Nil
KIM YOUNG HO	50,000	50,000	Nil	Nil
LEE GWAN YOUNG	75,000	75,000	Nil	Nil
LEE JI YEON	50,000	50,000	Nil	Nil
LEE JONG WON	100,000	100,000	Nil	Nil
LEE JUE HAN	75,000	75,000	Nil	Nil
LEE JUNG JA	75,000	75,000	Nil	Nil
LEE KANG MYOUNG	50,000	50,000	Nil	Nil
LEE SEH WAN	100,000	100,000	Nil	Nil
LEE TAE YEOL	50,000	50,000	Nil	Nil
OH JUNE SEOK	50,000	50,000	Nil	Nil
YANG YOUNG IL	60,000	60,000	Nil	Nil
YE JANG HYUN	100,000	100,000	Nil	Nil
Total	2,430,000	2,430,000

1.	Number of shares owned by each before the offering;

2.	Total number of shares that are to be offered for each;

3.	Total number of shares that will be owned by each upon completion of the offering; and

4.	Percentage owned by each upon completion of the offering.

Family Relationships: There are no family relationships. Except as indicated above, the named shareholders beneficially own and have sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. There percentages are based on 8,430,000 shares of common stock issued and outstanding on January 13, 2015. The selling shareholders named in this prospectus are offering a total of 2,430,000 shares of common stock which represents 28,82 % of our outstanding common stock on January 13, 2015.

Except as indicated above, none of the selling shareholders or their beneficial owners:

1.	Has ever been one of our officers or directors; or

2.	Is a registered broker-dealer or an affiliate of a broker-dealer.

Because our offering has no broker-dealer involvement the selling shareholders are considered to be our underwriters.

Plan of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1.	On such public markets or exchanges as the common stock may from time to time be trading;

2.	In privately negotiated transactions;

3.	Through the writing of options on the common stock;

4.	In short sales; or

5.	In any combination of these methods of distribution.

No public market currently exists for our shares of common stock. We intend to contact an authorized OTC Bulletin Board market maker for sponsorship of our securities on the OTC Bulletin Board.

The OTC Bulletin Board is a securities market but should not be confused with the NASDAQ market. OTC Bulletin Board companies are subject to fewer requirements and regulations that are companies traded on the NASDAQ market. There is no assurance that our common stock will be quoted on the OTC Bulletin Board.

FINRA regulates the OTC Bulletin Board and has requirements regarding the quotation of securities. We currently do not meet these requirements because our common stock is unregistered and we are not yet a reporting company. We intend to register our common stock by [ten days + effective date], by filing a Form 8 A with the SEC. This Form 8 A will also cause us to become a reporting companyand registers our class of common stock under Section 12 of the Exchange Act and accordingly, we would be reporting under Section 13(a) of the Exchange Act.

We cannot give any assurance that the shares offered will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop, or that a public market for our securities may be sustained even if developed.

Regarding our intention to contact an authorized OTC Bulletin Board market maker for sponsorship of our securities on the OTC Bulletin Board, we intend to engage a market maker to file an application on our behalf in order to make a market for our common stock by [ninety days + effective date]. We expect that the application process will take two to four months to complete because there is a detailed review process that we must undergo. If our common stock is quoted on the OTC Bulletin Board, it will become simpler to buy and sell our common stock and we expect the liquidity of our common stock will be improved.

The selling shareholders are required to sell our shares at $0.01 per share until our shares are quoted on the OTC Bulletin Board. Thereafter, the sales price offered by the selling shareholders to the public may be:

1.	The market price prevailing at the time of sale;

2.	A price related to such prevailing market price; or

3.	Such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144. A description of the selling limitations defined by Rule 144 can be located in this prospectus.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or if they act as agent for the purchaser of such common stock from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer’s commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares.

These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

If our selling shareholders enter into arrangements with brokers or dealers, as described above, we are obligated to file a post-effective amendment to this registration statement disclosing such arrangements, including the names of any broker dealers acting as underwriters.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.	Not engage in any stabilization activities in connection with our common stock;

2.	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

Penny Stock Rules

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks.

Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, which:

•	Contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

•	Contains a description of the broker's or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements;

•	Contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;

•	Contains a toll-free telephone number for inquiries on disciplinary actions;

•	Defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

Contains such other information and is in such form (including language, type, size, and format) as the Security and Exchange Commission shall require by rule or regulation.The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer:

•	With bid and offer quotations for the penny stock;

•	The compensation of the broker-dealer and its salesperson in the transaction;

•	The number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

•	Monthly account statements showing the market value of each penny stock held in the customer's account.

Regulation M

During such time as we may be engaged in a distribution of any of the shares we are registering by this registration statement, we are required to comply with Regulation M.

In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a “distribution” as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a “distribution participant” as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. We have informed the selling shareholders that the anti-manipulation provisions of Regulation M may apply to the sales of their shares offered by this prospectus, and we have also advised the selling shareholders of the requirements for delivery of this prospectus in connection with any sales of the common stock offered by this prospectus.

Legal Proceedings

During the past ten years no director, executive officer, promoter or control person of the Company has been involved in the following:

(1)
A petition under the Federal bankruptcy laws or any state insolvency law which was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(2)
Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

i. Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii.   Engaging in any type of business practice; or

iii. Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

(3)
Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

(4)
Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

(5)
Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

(6)
Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i. Any Federal or State securities or commodities law or regulation; or

ii  Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Directors, Executive Officers, Promoters and Control Persons

The Directors and Officers currently serving our Company is as follows:

Name	Age	Positions Held and Tenure
Dong Gu Kang	42	President, Secretary , Chief Executive Officer and Director since April 19, 2013
Min Jung Kang	41	Treasurer and Director since April 19, 2013

The Directors named above will serve until the next annual meeting of the stockholders. Thereafter, directors will be elected for one-year terms at the annual stockholders' meeting. Officers will hold their positions at the pleasure of the board of directors, absent any employment agreement, of which none currently exists or is contemplated.

Biographical information

Dong Gu Kang: Dong Gu Kang has acted as our President, Chief Executive Officer, Chief Financial officer and Director since our inception on April 19, 2013.Dong Gu Kang has specific experience and a background computer science, business management and business strategy, and for the last 5 years Dong Gu Kang has worked for a number of Tech companies including Bysis Communication from 2007 to 2011 where he was a director and was responsible for overseeing the marketing of the company.  and from 2011 to present, Dong Gu Kang is the CEO and Managing director of the Milk Company a social media and  mobile marketing firm, where he oversees the day to day operations of the Company. He also holds a degree in computer science from Soosil University and has relevant experience in running the day to operations of a business.

Min Jung Kang: has acted as our Treasurer, and Chief Accounting Officer and Director as Min Jung Kang has relevant experience the financial services industry since our inception on April 19, 2013.Min Jung Kang has specific experience and background in finance and business management, a graduate of Ewha University with BA in business.  Over the last five years Min Jung Kang  has worked in the financial Services Industry from 2007 to 2010 and changed career path to marketing, and was employed in the  marketing department of IF golf from 2010 to 2013, and was employed as the manager of sales and marketing and was responsible for the development and overseeing of marketing materials and sales staff. IF golf is a company that develops and sells golf membership programs in Korea.  Min Jung Kang then joined Milk Company Inc.  in 2013. and currently is a director in their social media and marketing department and is responsible for overseeing the day to day social media and marketing content of the Company.

Given that our directors have no previous experience in mineral exploration or operating a mining and exploration company, our directors also lack accounting credentials but do have experience in the financial services industry.

However, both directors are well educated and have extensive business and management experience they intend to perform their job for us by engaging consultants or other professionals who have experience in the areas where they are lacking. Our directors are also studying information about the Mining and Exploration industry to familiarize themselves with our business.

Significant Employees and Consultants

We have no significant employees other than our Directors and Officers. Dong Gu Kang will devote approximately 15 hours per week or 37.5% of working time based on a 40 hour work week to our business, With Min Jung Kang contributing on an as needed basis.

Conflicts of Interest

Though our directors do not work with any other mineral exploration companies other than ours, they may in the future. We do not have any written procedures in place to address conflicts of interest that may arise between our business and the future business activities of our directors.Audit Committee Financial Expert.

We do not have a financial expert serving on an audit committee. We do not have an audit committee because we are a start-up exploration company and have no revenue.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of January 13, 2015, the number of shares of Common Stock owned of record and beneficially by executive officers, directors and persons who hold 5% or more of the outstanding common stock of our company.

Title of Class	Name and Address of Beneficial Owner	Number of Shares Owned Beneficially	Percent of Class Owned Prior To This Offering
Common Stock	Dong Gu Kang President, Principal Executive Officer, Principal Financial Officer, and Director 200 South Virginia, Suite 800 Reno Nevada, 89501	3,000,000	35.59
Common Stock	Min Jung KangSecretary, Treasurer, Principal Accounting Officer and Director 200 South Virginia, Suite 800 Reno Nevada, 89501	3,000,000	35.59
Title of Class	Security Ownership of Management	Number of Shares Owned Beneficially	Percent of Class Owned Prior To This Offering
Common Stock	All executive officers and directors as a group (2) people	6.000.000	71.18

The percent of class is based on 8,430,000 of common stock Issued and outstanding as of January 13, 2015.

The persons listed above are the Directors and Officers of our company and has full voting and investment power with respect to the shares indicated. Under the rules of the Securities and Exchange Commission, a person (or a group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares power to vote or to direct the voting of such security.

Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

Description of Securities

General

Our authorized capital stock consists of 150,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As of January 13, 2015, 8,430,000 shares of common stock are issued and outstanding and held by 36 shareholders of record. Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of three percent of shares of common stock issued and outstanding, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders.

A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no preemptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

As of January 13, 2015, there are no outstanding warrants to purchase our securities. We may, however, issue warrants in the future, to purchase our securities.

Options

As of January 13, 2015, there are no options to purchase our securities outstanding. We may, however, in the future grant such options and/or establish an incentive stock option plan for our directors, employees and consultants.

Convertible Securities

As of January 13, 2015, we have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock. We may, however, issue such convertible or exchangeable securities in the future.

Nevada Anti-Takeover Laws

The provisions of the Nevada Revised Statutes (NRS) sections 78.378 to 78.3793 apply to any acquisition of a controlling interest in a certain type of Nevada corporation known as an “Issuing Corporation”, unless the articles of incorporation or bylaws of the corporation in effect the tenth day following the acquisition of a controlling interest by an acquiring person provide that the provisions of those sections do not apply to the corporation, or to an acquisition of a controlling interest specifically by types of existing or future stockholders, whether or not identified.

The provisions of NRS 78.378 to NRS 78.3793 do not restrict the directors of an “Issuing Corporation” from taking action to protect the interests of the corporation and its stockholders, including, but not limited to, adopting or signing plans, arrangements or instruments that deny rights, privileges, power or authority to a holders of a specified number of shares or percentage of share ownership or voting power.

An “Issuing Corporation” is a corporation organized in the state of Nevada and which has 200 or more stockholders of record, with at least 100 of whom have addresses in the state of Nevada appearing on the stock ledger of the corporation and does business in the state of Nevada directly. As we currently have less than 200 stockholders the statute does not currently apply to us.

If we do become an “Issuing Corporation” in the future, and the statute does apply to us, our directors will have the ability to adopt any of the above mentioned protection techniques whether or not he owns a majority of our outstanding common stock, provided he does so by the specified tenth day after any acquisition of a controlling interest.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $50,000, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Attorney Joseph I. Emas, our independent legal counsel, has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus have been audited by TAAD, LLP of Walnut, California, USA, to the extent and for the periods set forth in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The summary geological report for our mining claims was prepared by Gold Exploration Management Services, Inc.and the summary information of the geological report disclosed in this prospectus is in reliance upon the authority and capability of Gold Exploration Management Services, Inc.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to provisions of the State of Nevada, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

Organization in the Last Five Years

We were incorporated on April 19, 2013 under the laws of the state of Nevada. On the date of our incorporation, we appointed Dong Gu Kang and Min Jung Kang as our Directors. On April 19, 2013, Dong Gu Kang was appointed President, Principal Executive Officer, Principal Financial Officer, and Min Jung Kang was appointed Secretary, Treasurer and Principal Accounting Officer of the company. Our Directors may be deemed to be our promoters. On October 1, 2014 we entered into an agreement with Gold Exploration Management Services, Inc.to acquire a 100% interest in the Gold Creek Property mining claims located in Elko County Nevada, for an total consideration totaling $15,000, ( See Exhibit 10.1)The claims are currently registered in the name of Gold Exploration Management Services, Inc. and are in the process of being transferred to us.

The Jumpstart our Business Startups Act of 2012

 We are an “emerging growth company,” as defined in the Jumpstart our Business Startups Act of 2012 or JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. An “emerging growth company” can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1), and understand that this election is irrevocable.

Description of Business

Business

We are a startup exploration company without operations, and we are in the business of mineral exploration. There is no assurance that a commercially viable mineral deposit exists on our mining claims. Additional exploration will be required before a final evaluation as to the economic and legal feasibility of our mining claims can be determined.

On October 1, 2014, we entered into a Purchase Agreementandacquired 100% interest in the Gold Creek Property comprising of one claim block of 11 claims or 220 acres.

The mining claims were staked by Gold Exploration Management Services, Inc. The claims can be accessed via the nearest commercial airport is at Reno, approximately 260 road miles from the property. The total area of the mining claims amounts to approximately 220 acres.

Our Directors have not visited the Gold Creek Property and have no previous experience exploring for minerals or operating a mining company.and will rely on our consulting geologist and other industry professionals to assist in developing our claims and business. Even if we complete our current exploration program and it is successful in identifying a gold and or silver deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit or reserve.

On October 1, 2014, we entered into an agreement with Gold Exploration Management Services, Inc. (See Exhibit 10.1) They are familiar with the area of the Gold Creek Property and have provided us with a summary report about the mining claims, describes the mining claims, the regional geology, the mineral potential of the claim and recommendations how we should explore the claim.

The cost of the mining claims charged to operations by us was $15,000 for a 100% percent interest in the property.

Location and Means of Access to Our Mining Claims

The Island Mountain Mining District, in which the Gold Creek prospect lies, occupies an area of about 22 square km. in the northern portion of the Independence Mountain Range, 60 miles (97 km) north of Elko, Nevada, along Nevada State Route #225 connecting to county road USFS Road #745) which provide access to the immediately adjacent Gold Creek Ranger Station.

Mining Claim Description

The Gold Creek Property mining claims are unencumbered and in good standing and there are no third party conditions which affect the claim other than conditions defined by the State of Nevada as described below. The claims covers an area of 220 acres. We have no insurance covering the claims. We believe that no insurance is necessary since the claims are unimproved and contain no buildings or improvements and contains no infrastructure on the claims. The claim numbers, registered owner number, expiry date, number of units, and work requirement as typically recorded in the State of Nevada is as follows:

Claim Number	Registered Owner	Due Date	Number of Claims	Renewal Requirement
GC 1-11	Gold Exploration Management Services, Inc. (100%)	2015-Aug-31	11	$2,175
BLM Claim Numbers	1. NMCI083890 2. NMC1083891 3. NMC1083892 4. NMC1083893 5. NMC1083894 6. NMC1083895 7. NMC1083896 8. NMC1083897 9. NMC1083898 10. NMC1083899 11. NMC1083900	2015- Aug- 2015	11	2,175

The Gold Creek Property is located approximately 60 miles (97 km) North of Elko, Nevada, and 260 miles (418 km) northeast of Reno, Nevada, in the  Island Mountain Mining District, the GPS coordinates are LATITUDE 41º 30' 00" N and LONGITUDE 115º 43' 00" W.The eleven claim Block lies between 6000 and 6700 feet in elevation in a mountainous but not steeply rugged area.   The land is administered by the United States Bureau of Land Management and the National Forest Service.  Some adjoining areas are covered by other active Mining Claims.  The land is used primarily for free range grazing and limited recreation but numerous major mines exist within 50 miles of the site and mining is an important part of the local culture.

There is no assurance that a commercially viable mineral deposit exists on the claims. Exploration will be required before an evaluation as to the economic feasibility of the claim can be determined. It is our intention to record the deed of ownership in the name of Aureus Incorporated. Until we can validate otherwise, the property is without known reserves and we have planned a four phase exploration program as recommended by our consulting geologist. We have not commenced any exploration or work on the claim.

Conditions to Retain Title the Mining Claim

In order to retain title to the mining claims, we are required to renew the claims on an annual basis in the amount totaling $2,175 or approximately $190 per claim by August 31, 2015.  There are no other requirementsto retain title to the Gold Creek property.

Geology of the Mining Claims

The geology of the subject property is documented in mapping reported by Coash (1967) and Bushnell (1967) with refined stratigrapic work and age dates by Ketner, 2005.  The property is underlain by sheared, variably silicified and decalcified distal carbonate turbidites of the Tennessee Mountain Formation of Cambrian to Ordovician age (438 to 500 million years).  These rocks are the footwall of major regional thrust faults which placed Pennsylvanian age Havallasequence  (280 to 360 million years) and Upper Pennsylvanian Hammond Canyon and Sunflower Formations (280 to 248 million years).  These rocks are intruded by the Cretaceous Coffeepot granitoid stock which is the centre of extensive mineralizing activity including contact metasomatic and replacement deposits and probably the other major prospects in progressively lower temperature zones and varied host chemistry in a broad halo.

It is significant also that the smaller Gold Creek Pluton 1.5 km west of the subject property has been successful explored by Gateway Gold in its Coleman Creek property.  The host rocks of interest at Gold Creek are the Sunflower and Hammond Canyon Formations, which are silty and locally cherty carbonate rocks affected by intense faulting, fracturing and alteration.  The target at Coleman Creek is gold in veins, skarn, hornfels, fractured diorite and jasperoid.  These are proximal to the diorite stock, and the operative model in this proposal is delineation of disseminated gold in the altered and receptive siliceous carbonate units more distal from the intrusive heat sources.

The subject claims are not covered by the younger volcanic rocks noted in the regional overview.  Consequently the area is suitable for low cost, low impact phase 1studies.

Competitive Conditions

The mineral exploration business is an extremely competitive industry. We are competing with many other exploration companies looking for minerals. We are one of the smallest exploration companies and a very small participant in the mineral exploration business. Being a junior mineral exploration company, we compete with other companies like ours for financing and joint venture partners. Additionally, we compete for resources such as professional geologists, camp staff, helicopters and mineral exploration supplies.

Dependence on Major Customers

We have no customers.

Intellectual Property and Agreements

We have no intellectual property such as patents or trademarks. Additionally, we have no royalty agreements or labor contracts.

Government Approvals and Regulations

We will be required to comply with all regulations defined by the State of Nevada Division of Minerals and the Nevada Revised Statutes (NRS).  The effect of these existing regulations on our business is that we are able to carry out our exploration program as we have described in this prospectus. Additionally, we will be required to obtain permits for exploration activities commencing with Phase III, where we are required to file an exploration plan with State, as well, file a plan of remediation in the event the ground has been disturbed as well as post a surety bond. It is possible that a future government could change the regulations that could limit our ability to explore our claims, but we believe this is unlikely.

Exploration Expenditures

As of January 13, 2015 we have not made expenditures in regard to the actual exploration of the mining claims, other than spending $15,000 for our claims acquisition, geological report and other staking and holding costs.

Costs and Effects of Compliance with Environmental Laws

We currently have no costs to comply with environmental laws concerning our exploration program. We will encounter costs upon commencing Phase II, where we will be required to file a plan of remediation with the State in the event the ground has been disturbed and post a surety bond so that the ground can be returned to its original form.

Employees

We do not have any employees other than our directors. We intend to retain the services of independent geologists and engineers on a contract basis to conduct the exploration program on the Gold Creek Property.

Reports to Security Holders

We are not required to deliver an annual report to security holders. However, we intend to voluntarily send an annual report to security holders and this annual report will include audited financial statements. This prospectus and exhibits will be contained in a Form S-1 registration statement that will be filed with the Securities and Exchange Commission. We will become a reporting company after this prospectus has been declared effective bythe Securities and Exchange Commission (“SEC”). As a reporting company we will file quarterly, annual, beneficial ownership and other reports with the SEC. You may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 100 F. Street NE., Washington, D.C.20549. You may obtain information from the Public Reference Room by calling the SEC at 1800 SEC-0330 or (202) 551-8090. The SEC also maintains an Internet website that contains reports,proxy and information statements and other information regardingregistrants that file electronically with the SEC. The address of thewebsite is www.sec.gov.

Management’s Discussion and Analysis

Plan of Operation

Exploration Plan

Our plan of operation for the foreseeable future is to complete the following objectives within the time periods specified, subject to our obtaining any additional funding necessary for the continued exploration of our mining claims. We do not have enough funds to commence our exploration program and have commenced seeking additional funding, in the form of equity, loans from officers and directors or shareholders. We plan to start our exploration program in the spring of 2015, if the results of our Phase 1 and Phase II exploration programs are encouraging we could commence Phase III in the summer or autumn of 2015, with Phase IV commencing in the spring of 2016. The following is a brief summary of our four phase exploration program:

The next anniversary date of our mining claims is August 31, 2015. In order to keep the claims in good standing we must perform and register exploration work with the State of Nevada and pay the sum of $1,550 to the Bureau of Land Management (BLM) and approximately $675 in county fees on our mining claims as recommended by our consulting Geologist, we plan to conduct the first phase of our three phase exploration program starting between April and June of 2015. This Phase 1 exploration program is expected to cost approximately 9,500. A Geologist and assistant will cover the property taking rock and soil samples then ship to a laboratory for assay. The results obtained during the Phase 1 exploration program will be assembled, interpreted and we will review the results.

With respect to our Phase Two program, our consulting geologist has indicated that we should budget approximately $27,500 for our Phase Two program. Our Phase two program is scheduled to proceed between June and September of 2015. A field crew will mobilize onto our claims, survey the claims and perform additional mapping and sampling (both soil And rock) and then demobilize from the area.

In the case of our Phase Two program, the results obtained during the Phase Two program will be assembled, interpreted and we will review the results of the Phase Two program. We will then engage our consulting geologist to interpret the results of Phase Two and develop a summary report.

1.
If the Phase III program were to proceed, our consulting Geologist has indicated that we should budget approximately $67,144 for our Phase III program. If we proceed with a Phase III program we would do so between September 1, 2015 and November 30, 2015. We would obtain the necessary permitting and file or exploration and environmental reclamation plan with the State of Nevada, and then a field crew will mobilize onto our claims and perform trenching and more localized and detailed sampling

2.
If the Phase IV program were to proceed, our consulting Geologist has indicated that we should budget approximately $226,300 for our Phase IV program. If we proceed with a Phase IV program we would do so between April 1, 2016 and September 30, 2016. We would obtain the necessary permitting and file or exploration and environmental reclamation plan with the State of Nevada, and then a field crew will mobilize onto our claims and perform reverse circulation drilling.

3.
As at October 31, 2014, we had a cash balance of $32,725.  If the results of the Phase 1 and Phase Two exploration program are encouraging, we will look to raise additional capital commencing immediately so that Phase III exploration could commence in September of 2015 and Phase IV in the spring of 2016.

During the next 12 months, we do not anticipate generating any revenue. If additional funds become required, the additional funding will come from equity financing from the sale of our common stock or sale of part of our interest in our mining claims. If we are successful in completing an equity financing, existing shareholders will experience dilution of their interest in our company. We do not have any financing arranged and we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund our Phase Two through Phase IV programs. In the absence of such financing, our business will fail.

We may consider entering into a joint venture partnership by linking with another resource company to provide the required funding to complete our Phase IV exploration program. We have not undertaken any efforts to locate a joint venture partner for Phase IV. If we enter into a joint venture arrangement, we will assign a percentage of our interest in our mining claims to the joint venture partner.

Based on the nature of our business, we anticipate incurring operating losses in the foreseeable future. We base this expectation, in part, on the fact that very few mining claims in the exploration stage ultimately develop into producing, profitable mines. Our future financial results are also uncertain due to a number of factors, some of which are outside of our control. These factors include, but are not limited to:

•	Our ability to raise additional funding;

•	The market price for, gold and silver;

•	The results of our proposed exploration programs on the mineral property; and

•	Our ability to find joint venture partners for the development of our property interests

Due to our lack of operating history and present inability to generate revenues, our auditors have stated their opinion that there currently exists substantial doubt about our ability to continue as a going concern. Even if we complete our current exploration program and it is successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral reserve.

Phase 1-IV Exploration Program

BUDGET Phase I	Unit Cost Incl Tax	Units	Total Cost
Budget–Initial Engineering Report
Cost Element
Geologist Professional Fees	800	6	4800
Rock, Soil and Stream Sediment Samples 40 Samples	30	40	1200
Field Vehicles: Transportation Inclusive	100	5	500
Compilation and Data Input	700	3	2100
Report Preparation ,Drafting and Copying, Communications	900	1	900
Total Including Contingencies			9500

BUDGET PHASE II	Unit Cost Incl Tax	Units	Total Cost
Geochemical Sampling: Soil, rock and TalusFines:	300	10	3000
Geological Mapping and Supervision	800	10	8000
Environmenta lPermitting and Bonding	8000	1	8000
Assays and Analyses	28	50	1400
Sample and Materials Transportations	1000	1	1000
Field Vehicles	120	10	1200
Compilation and DataInput	700	2	1400
Report Preparation ,Drafting and Copying, Communications	1000	1	1000
Subtotal			25000
Contingency10%			2500
BUDGET PHASE II			27500

BUDGET PHASE III	Unit Cost Incl Tax	Units	Total Cost
Geochemical Sampling: Rock ,Detailed Target Definition	20	300	6000
Geological Mapping and Supervision	800	16	12800
Environmental Permitting and Bonding	11000	1	11000
Road and Trail preparation	6000	1	6000
Trenching and detailed sampling	10000	1	10000
Assaysand Analyses	28	150	4200
Sample and MaterialsTransportations	50	40	2000
Field Vehicles	120	12	1440
Compilation and DataInput	700	8	5600
Report Preparation, Drafting and Copying, Communications	2000	1	2000
Subtotal			61040
Contingency10%			6104
BUDGET PHASE III			67144

BUDGET- PHASE IV	Unit Cost Incl Tax	Units	Total Cost
Diamond Drilling 3000Feet	40	3000	120000
Mob/Demob	10000	1	10000
Geologica lMapping andSupervision	800	30	24000
Environmenta lPermitting and Bonding	15000	1	15000
Road and Trail preparation	6000	1	6000
Assays and Analyses	25	1000	25000
Sample and MaterialsTransportations	50	50	2500
Field Vehicles	120	40	4800
Compilation and DataInput	700	20	14000
Report Preparation ,Drafting and Copying, Communications	5000	1	5000
Subtotal			226300
Contingency10%			22630
BUDGET PHASE IV			248930

Accounting and Audit

We intend to continue to have our outside consultant assist in the preparation of our quarterly and annual financial statements and have these financial statements reviewed or audited by our independent auditor. Our outside accountant is expected to charge us approximately $500 to prepare our quarterly financial statements and to prepare our annual financial statements. Our independent auditor is expected to charge us approximately $1,500 to review our quarterly financial statements and approximately $5,000 to audit our annual financial statements. In the next twelve months, we anticipate spending approximately $10,000 to pay for our accounting and audit requirements.

Risks and Uncertainties

There are a number of known material risks and uncertainties that are reasonably likely to have a material impact on our revenues, operations, liquidity and income over the short and long term. The primary risk that we face over the long term is that our mining claims may not contain a commercially viable mineral deposit. If our mining claims do not contain a commercially viable deposit, this will have a material effect on our ability to earn revenue and income as we will not be able to sell any minerals.

There are a number of industry-wide risk factors that may affect our business. The most significant industry-wide risk factor is that mineral exploration is an inherently risky business. Very few exploration companies go on to discover economically viable mineral deposits or reserves that ultimately result in an operating mine.

In order for us to commence mining operations we face a number of challenges which include finding qualified professionals to conduct our exploration program, obtaining adequate financing to continue our exploration program, locating a viable ore body, partnering with a senior mining company, obtaining mining permits, and ultimately selling minerals in order to generate revenue. Another important industry-wide risk factor is that the price of commodities can fluctuate based on world demand and other factors. For example, if the price of a mineral were to dramatically decline this could make any ore we have on our mining claims uneconomical to mine. We and other companies in our business are relying on a price of ore that will allow us to develop a mine and ultimately generate revenue by selling minerals.

Finally, we face a risk of not being able to finance our exploration plans. With each unsuccessful attempt at locating a commercially viable mineral deposit we become more and more unattractive in the eyes of investors. For the short term this is less of an issue because we have enough funds to complete the first phase of our exploration program. However, over the long term this can become a serious issue that can be difficult to overcome. Without adequate financing we cannot operate and complete our exploration on the Gold Creek Property. However, this risk is faced by all exploration companies and it is not unique to us.

Functional Currency

Our functional currency is the United States dollar. We have determined that our functional currency is the United States dollar for the following reasons:

•	Our current and future financings are and will be in United States dollars;

•	We maintain our cash holdings in United States dollars only;

•	Any potential sales of copper, gold and silver recovered from our mining claims will be undertaken in United States dollars;

•	Our administrative expenses are undertaken in United States dollars; and

•	All cash flows would be generated in United States dollars.

SEC Filings

We intend to become a reporting company in 2014 after our S-1 is declared effective. This means that we will file documents with the US Securities and Exchange Commission on a quarterly basis.

We expect to incur filing costs of approximately $1,000 per quarter to support our quarterly and annual filings. In the next twelve months, we anticipate spending approximately $5,000 for legal costs to pay for three quarterly filings, one annual filing, a 424B3 final prospectus filing, in order to complete registration of our common stock.

Results of Operations

We have had no operating revenues since our inception on April 19, 2013, through to October 31, 2014. Our activities have been financed from the proceeds of share subscriptions and loans from our president in the amount of $22,855., The loans are unsecured, non-interest bearing and is due upon demand giving 30 days written notice to the borrower.

From our inception, on April 19, 2013, to October 31, 2014, we have raised a total of $30,300 from private offerings of our common stock and a loan from our president of $22,855 the loans are unsecured, non-interest bearing and is due upon demand giving 30 days written notice to the borrower.

For the period from inception on April 19, 2013 to October 31, 2014, we incurred total expenses of $5,430. These expenses are included in general and administrative costs.

Liquidity and Capital Resources

At October 31, 2014 we had a cash balance of $32,725. We have not implemented our business plan to date. In order complete Phase 1, with an estimated cost of $9,500 and Phase II, with an estimated cost of $27,500 of our anticipated exploration program we will need to raise additional funds commencing immediately, with Phase 1 expected to commence between April 1 and May 31, 2015. To date we have not commenced our exploration program.

Our first year’s exploration budget is $9,500 Phase 1 and can fund a portion of 27,500 Phase II on the Gold Creek Property without additional funding . We are having to raise additional funds of approximately $125,000 commencing immediately, to allow us sufficient time to raise the additional capital and to meet our second year operations of approximately $125,000 exploration costs of $87,144 (remainder of Phases II and III). We can fund operations for approximately the next 12 months. In light of a probable short fall we have commenced seeking additional funding through further sales of our common stock, loans from our officers and directors and or shareholders.

In the event that a Phase IV is warranted we will have to raise additional capital and or find a joint venture partner. To date we have not raised any additional capital and have not entered into any discussions with a potential joint venture partner.

There are no assurances that we will be able to achieve further sales of our common stock or any other form of additional financing. If we are unable to achieve the financing necessary to continue our plan of operations, we will not be able to continue our exploration of our mining claims and our business will fail.

Off-balance sheet arrangements

We have no off-balance sheet arrangements including arrangements that would effect our liquidity, capital resources, market risk support and credit risk support or other benefits.

Forward-looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

Description of Property

We currently rent office space at 200 South Virginia, Suite 800, Reno Nevada at a cost of approximately $250 month.

We also have one mining claim block comprised of 11 claims located in Elko County Nevada as described in the section “Description of Business on Page”.

Certain Relationships and Related Transactions

On July 25, 2014 our officers and directors completed an offering of an aggregate total of 6,000,000 common shares to Dong Gu Kang and Min Jung Kang both officers and directors of the Company at a price of $0.001 for total cash proceeds of $6,000.

There was no private placement agent or others who were involved in placing the shares with our officers and directors.

During April of 2013 and October 2014 the Company received loans totaling $22,855 from our President, the loans are unsecured, non-interest bearing and is due upon demand giving 30 days written notice to the borrower.

All transactions with our President were on terms at least as favorable to us as would be available from unrelated parties. The promoters of our company are Dong Gu Kang and Min Jung Kang. Except for the transactions with Dong Gu Kang noted above, there is nothing of value to be received by the promoter, either directly or indirectly, from us. Additionally, except for the transactions noted above, there have been no assets acquired or are any assets to be acquired from the promoter, either directly or indirectly, from us.

Except as noted above, none of the following parties has, since our inception on April 19, 2013 had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

•	Any of our directors or officers;

•	Any person proposed as a nominee for election as a director;

•	Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;

•	Any of our promoters;

•	Any relative or spouse of any of the foregoing persons who has the same house as such person.

Market for Common Equity and Related Stockholder Matters

Market Information

There is presently no public market for our common stock. We anticipate that we will contact a market maker to file an application with FINRA on our behalf in order to make a market for our common stock on the OTC Bulletin Board within ninety days of the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the OTC Bulletin Board or, if traded, that a public market will materialize.

We have no common stock that is subject to outstanding warrants to purchase or securities that are convertible to our common stock.

As of January 13, 2015, we had 8,430,000 shares of our common stock outstanding of which 2,430,000 shares are owned by 34 non-affiliate shareholders and 6,000,000 shares that are owned by our 2 Directors and Officers who are affiliates.

Subject to the Rule 144 volume limitations described in the paragraph below there are 6,000,000 shares of our common stock owned by our directors that can potentially begin to be sold pursuant to Rule 144 on July 25, 2015.

Rule 144 Shares

Under Rule 144 a shareholder, including an affiliate of our company, may sell shares of common stock after at least one year has elapsed since such shares were acquired from us or an affiliate of our company. Rule 144 further restricts the number of shares of common stock which may be sold within any three-month period to the greater of one percent of the then outstanding shares of common stock or the average weekly trading volume in the common stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144. Certain other requirements of Rule 144 concerning availability of public information, manner of sale and notice of sale must also be satisfied. In addition, a shareholder who is not an affiliate of our company, and who has not been an affiliate of our company for 90 days prior to the sale, and who has beneficially owned shares acquired from our company or an affiliate of our company for over two years may resell the shares of common stock without compliance with the foregoing requirements under Rule 144.

Holders of Our Common Stock

As of January 13, 2015 we have 36 holders of record of our common stock.

Equity Compensation Plans

We have no equity compensation program including no stock option plan and none are planned for the foreseeable future.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other person.

Dividends

There are no restrictions in our articles of incorporation or bylaws that restrict us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.	We would not be able to pay our debts as they become due in the usual course of business; or

2.
Our total assets would be less than the sum of our total liabilities, plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends. We do not plan to declare any dividends in the foreseeable future.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our Officer for all services rendered in all capacities to us for the fiscal periods indicated.

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Dong Gu Kang, Principal Executive Officer, President and Secretary 1	2014 2013	-	-	-	-	-	-	-	0
Min Jung Kang, Principal Accounting Officer, Treasurer2	2014 2013	-	-	-	-	-	-	-	0

[1] Appointed President on April 19, 2013

[2] Appointed Treasurer on April 19, 2013

None of our directors have received monetary compensation since our inception. We currently do not pay any compensation to our directors serving on our board of directors.

Outstanding Equity Awards at Fiscal Year-End Table.

Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Dong Gu Kang	-	-	-	-	-	-	--	-	-
Min Jung Kang	-	-	-	-	-	-	--	-	-

Directors are elected by the vote of a majority in interest of the holders of our common stock and hold office until the expiration of the term for which he or she was elected and until a successor has been elected and qualified.

A majority of the authorized number of directors constitutes a quorum of the Board for the transaction of business. The directors must be present at the meeting to constitute a quorum. However, any action required or permitted to be taken by the Board may be taken without a meeting if all members of the Board individually or collectively consent in writing to the action.

We have no active employment agreements with Dong Gu Kang or Min Jung Kang with respect to compensating Dong Gu Kang and Min Jung Kang for their management services provided to the company. Additionally, we provide no pension plan for Dong Gu Kang or Min Jung Kang. We have no policy to compensate our Directors for director services such as committee participation or special assignments. We have no other arrangements with our Directors.

Stock Option Grants

We have not granted any stock options to the executive officers since our inception on April 19, 2013

Employment Agreements

Currently, we do not have an employment agreement or consulting agreement with our directors and we do not pay any salary to them. There is an understanding between our company and our directors that they will work for us at no cost. They will not be compensated for past, current, or future work.

Financial Statements

Aureus Incorporated

October 31, 2014

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders
Aureus Incorporated

We have audited the accompanying balance sheets of Aureus Incorporated as of October 31, 2014 and 2013 and the related statements of operations, changes in stockholders’ equity (deficit) and cash flows for the years ended October 31, 2014 and for the period from April 19, 2013 (inception) to October 31, 2013. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits include consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. Our audits include examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our audits also include assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Aureus Incorporated as of October 31, 2014 and 2013, and the result of its operations and its cash flows for the period ended October 31, 2014 and for the period from April 19, 2013 (inception) to October 31, 2013. in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has had no revenues and earnings since inception. These conditions, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management's plans concerning these matters are also described in Note 3, which includes achieving profitable operations and raising additional funds through financing. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ TAAD, LLP
Walnut, CA

November 12, 2014

AUREUS INCORPORATED
BALANCE SHEETS

	October 31,	October 31,
	2014	2013

ASSETS

Current assets:
Cash	$32,725	$-
Non-current assets:
Deposit on Mining Property Acquisition	15,000	-

Total assets	$47,725	$-

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

Loan from Related Party	22,855	855
Total liabilities	22,855	855

Stockholders' equity:
Common stock; authorized 100,000,000; issued 0 shares at $0.001 par value	-	-
Stock subscriptions received	30,300	-
Accumulated deficit	(5,430)	(855)
Total stockholders' equity	24,870	(855)

Total liabilities and stockholders' equity	$47,725	$-

The accompanying notes are an integral part of these financial statements

AUREUS INCORPORATED
STATEMENTS OF OPERATIONS

	For the Year Ended October 31, 2014	For the Period from April 19, 2013 (inception) to October 31, 2013

Operating Expenses:
General and administrative	$4,575	$855

Net loss	$(4,575)	$(855)

Net loss per share:
Basic and diluted	$-	$-

Weighted average number of shares outstanding:
Basic and diluted	-	-

The accompanying notes are an integral part of these financial statements

AUREUS INCORPORATED
STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

	Common Stock				Total
	Number of		Stock Subscriptions	Accumulated	Shareholders'
	Shares	Par Value	Received	Deficit	Equity

BALANCE APRIL 19, 2013 (INCEPTION)	-	$-	$-	$-	$-
Net loss	-	-	-	(855)	(855)
BALANCE OCTOBER 31, 2014	-	-	-	(855)	(855)
Shares subscribed at $0.001	-	-	6,000	-	6,000
Shares subscribed at $0.01	-	-	24,300	-	24,300
Net loss	-	-	-	(4,575)	(4,575)
BALANCE OCTOBER 31, 2014	-	$-	$30,300	$(5,430)	$24,870

The accompanying notes are an integral part of these financial statements

AUREUS INCORPORATED
STATEMENTS OF CASH FLOWS

	For the Year Ended October 31, 2014	For the Period from April 19, 2013 (inception) to October 31, 2013

Cash flow from operating activities:
Net loss	$(4,575)	$(855)
Net cash used in operating activities	(4,575)	(855)

Cash flows from investing activities:
Deposit on mineral property acquisition	(15,000)	-
Net cash used in investing activities	(15,000)	-

Cash flows from financing activities:
Stock subscriptions received	30,300	-
Loan from related party	22,000	(855)
Net cash provided by financing activities	52,300	(855)

Increase (Decrease) in cash during the period	32,725	855

Cash, beginning of period	52,300	-

Cash, end of period	$32,725	$-

Supplemental disclosure of cash flow information:
Cash paid during the period
Taxes	$-	$-
Interest	$-	$-

The accompanying notes are an integral part of these financial statements

AUREUS INCORPORATED
NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 -ORGANIZATION AND BASIS OF PRESENTATION

Aureus Incorporated (the "Company") was incorporated in the State of Nevada on April 19, 2013. The Company was organized to develop and explore mineral properties in the State of Nevada.

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States and are expressed in United States (US)dollars. The Company has not produced any revenue from its principal business and is an exploration stage company.

NOTE 2 -SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

The Company considers all liquid investments with a maturity of three months or less from the date of purchase that are readily convertible into cash to be cash equivalents. As of October 31, 2014 and 2013, there were no cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Impairment of Long Lived Assets

The Company tests its assets for recoverability whenever events or changes in circumstances indicate that the related carrying amount may not be recoverable, which includes comparing the carrying amount of a long-lived asset to the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. An impairment loss would be measured as the amount by which the carrying amount of a long-lived asset exceeds its fair value. For the Company's mining claims, this test includes examining the discounted and undiscounted cash flows associated with value beyond proven and probable reserves, in determining whether the mining claim is impaired.

Start-up Expenses

The Company expenses costs associated with start-up activities as incurred. Accordingly, start-up costs associated with the Company's formation have been included in the Company's general and administrative expenses.

Mining Interests and Exploration Expenditures

Exploration costs are expensed in the period in which they occur. The Company capitalizes costs for acquiring and leasing mineral properties and expenses costs to maintain mineral rights as incurred. Should a property reach the production stage, these capitalized costs would be amortized using the units-of-production method on the basis of periodic estimates of ore reserves. Mineral interests are periodically assessed for impairment of value, and any subsequent losses are charged to operations at the time of impairment. If a property is abandoned or sold, its capitalized costs are charged to operations

AUREUS INCORPORATED
NOTES TO THE FINANCIAL STATEMENTS

NOTE 2 -SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes

The Company utilizes FASB ACS 740, “Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred tax assets and liabilities are determined based on the difference between the tax basis of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

The accounting guidance for uncertainties in income tax prescribes a comprehensive model for the financial statement recognition, measurement, presentation, and disclosure of uncertain tax positions taken or expected to be taken in income tax returns. The Company recognizes a tax benefit from an uncertain tax position in the financial statements only when it is more likely than not that the position will be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits and a consideration of the relevant taxing authority’s widely understood administrative practices and precedents.

Interest and penalties on tax deficiencies recognized in accordance with ACS accounting standards are classified as income taxes in accordance with ASC Topic 740-10-50-19.

We have implemented certain provisions of ASC 740, Income Taxes (“ASC 740”), which clarifies the accounting and disclosure for uncertain tax positions, as defined. ASC 740 seeks to reduce the diversity in practice associated with certain aspects of the recognition and measurement related to accounting for income taxes.  We adopted the provisions of ASC 740 and have analyzed filing positions in United States jurisdictions where we are required to file income tax returns, as well as all open tax years in these jurisdictions.  We have identified the United States as our "major" tax jurisdiction.  Generally, we remain subject to United States examination of our income tax returns.

Fair Value of Financial Instruments

The Financial Accounting Standards Board issued ASC (Accounting Standards Codification) 820-10 (SFAS No. 157), “Fair Value Measurements and Disclosures" for financial assets and liabilities. ASC 820-10 provides a framework for measuring fair value and requires expanded disclosures regarding fair value measurements.

FASB ASC 820-10 defines fair value as the price that would be received for an asset or the exit price that would be paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date.  FASB ASC 820-10 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs, where available. The following summarizes the three levels of inputs required by the standard that the Company uses to measure fair value:

AUREUS INCORPORATED
NOTES TO THE FINANCIAL STATEMENTS

NOTE 2 -SIGNIFICANT ACCOUNTING POLICIES (continued)

-	Level 1: Quoted prices in active markets for identical assets or liabilities

-
Level 2: Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities.

-	Level 3: Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

 Basic and Diluted Earnings Per Share

Net loss per share is calculated in accordance with FASB ASC 260, Earnings Per Share, for the period presented.  ASC 260 requires presentation of basic earnings per share and diluted earnings per share.  Basic income (loss) per share (“Basic EPS”) is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted earnings per share (“Diluted EPS”) is similarly calculated. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. As of October 31, 2014 and 2013, there were no potentially dilutive securities.

Recent Accounting Pronouncements

In June 2014, the FASB issued ASU 2014-10, Development Stage Entities (Topic915): Elimination of Certain Financial Reporting Requirements. ASU 2014-10 eliminates the distinction of a development stage entity and certain related disclosure requirements, including the elimination of inception-to-date information on the statements of operations, cash flows and stockholders' equity.

The amendments in ASU 2014-10 will be effective prospectively for annual reporting periods beginning after December 15, 2014, and interim periods within those annual periods, however early adoption is permitted.

The Company adopted ASU 2014-10 during the years ended October 31, 2014, thereby no longer presenting or disclosing any information required by Topic 915.

In February 2013, the FASB issued ASU No. 2013-04, Liabilities (Topic 405): Obligations Resulting from Joint and Several Liability Arrangements for Which the Total Amount of the Obligation Is Fixed at the Reporting Date.

The amendments in ASU 2013-04 provide guidance for the recognition, measurement, and disclosure of obligations resulting from joint and several liability arrangements for which the total amount of the obligation within the scope of this update is fixed at the reporting date, except for obligations addressed within existing guidance in U.S. GAAP.

AUREUS INCORPORATED
NOTES TO THE FINANCIAL STATEMENTS

NOTE 2 -SIGNIFICANT ACCOUNTING POLICIES (continued)

The guidance requires an entity to measure those obligations as the sum of the amount the reporting entity agreed to pay on the basis of its arrangement among its co-obligors and any additional amount the reporting entity expects to pay on behalf of its co-obligors. The guidance in this Update also requires an entity to disclose the nature and amount of the obligation as well as other information about those obligations. The amendment in this standard is effective retrospectively for fiscal years, and interim periods within those years, beginning after December 15, 2013. We are evaluating the effect, if any, adoption of ASU No. 2013-04 will have on our financial statements.

In April 2013, the FASB issued ASU No. 2013-07, Presentation of Financial Statements (Top 205): Liquidation Basis of Accounting. The objective of ASU No. 2013-07 is to clarify when an entity should apply the liquidation basis of accounting and to provide principles for the measurement of assets and liabilities under the liquidation basis of accounting, as well as any required disclosures. The amendments in this standard is effective prospectively for entities that determine liquidation is imminent during annual reporting periods beginning after December 15, 2013, and interim reporting periods therein. We are evaluating the effect, if any, adoption of ASU No. 2013-07 will have on our financial statements.

Recent Accounting Pronouncements – Not Adopted

In February 2013, the FASB issued ASU No. 2013-04, Liabilities (Topic 405): Obligations Resulting from Joint and Several Liability Arrangements for Which the Total Amount of the Obligation Is Fixed at the Reporting Date. The amendments in ASU 2013-04 provide guidance for the recognition, measurement, and disclosure of obligations resulting from joint and several liability arrangements for which the total amount of the obligation within the scope of this Update is fixed at the reporting date, except for obligations addressed within existing guidance in U.S. GAAP. The guidance requires an entity to measure those obligations as the sum of the amount the reporting entity agreed to pay on the basis of its arrangement among its co-obligors and any additional amount the reporting entity expects to pay on behalf of its co-obligors. The guidance in this Update also requires an entity to disclose the nature and amount of the obligation as well as other information about those obligations. The amendment in this standard is effective retrospectively for fiscal years, and interim periods within those years, beginning after December 15, 2013. The adoption of ASU No. 2013-04 did not have a material impact on our financial statements.

In April 2013, the FASB issued ASU No. 2013-07, Presentation of Financial Statements (Top 205): Liquidation Basis of Accounting. The objective of ASU No. 2013-07 is to clarify when an entity should apply the liquidation basis of accounting and to provide principles for the measurement of assets and liabilities under the liquidation basis of accounting, as well as any required disclosures. The amendments in this standard is effective prospectively for entities that determine liquidation is imminent during annual reporting periods beginning after December 15, 2013, and interim reporting periods therein. The adoption of ASU No. 2013-07 did not have a material impact on our financial statements.

NOTE 3 – GOING CONCERN

The Company has sustained operating losses since inception. The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations and/or obtaining additional financing from its shareholders or other sources, as may be required.

AUREUS INCORPORATED
NOTES TO THE FINANCIAL STATEMENTS

NOTE 3 – GOING CONCERN (continued)

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern; however, the above condition raises substantial doubt about the Company’s ability to do so. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

Management is endeavoring to begin principal revenue generating operations however, may not be able to do so within the next fiscal year.  Management is also seeking to raise additional working capital through various financing sources, including the sale of the Company’s equity securities, which may not be available on commercially reasonable terms, if at all.

If such financing is not available on satisfactory terms, we may be unable to continue our business as desired and operating results will be adversely affected. In addition, any financing arrangement may have potentially adverse effects on us or our stockholders. Debt financing (if available and undertaken) will increase expenses, must be repaid regardless of operating results and may involve restrictions limiting our operating flexibility. If we issue equity securities to raise additional funds, the percentage ownership of our existing stockholders will be reduced and the new equity securities may have rights, preferences or privileges senior to those of the holders of our common stock.

NOTE 4 – INCOME TAXES

No provision was made for federal income tax for the year ended October 31, 2014, since the Company had net operating losses.

The Company has available a net operating loss carry-forward of approximately $5,430, which begins to expire in 2031 unless utilized beforehand. The Company generated a deferred tax asset through the net operating loss carry-forward.  However, a valuation allowance of 100% has been established.

NOTE 5 – STOCK SUBSCRIPTIONS RECEIVED

Between July 25 and September 12, 2014 the Company received $30,300 for common stock subscriptions. 6,000,000 of these shares were subscribed for by the officers and directors of the Company at $.001 per share. The remaining 2,430,000 shares were subscribed for by third parties at $.01 per share. At October 31, 2014, the Company had not issued any shares related to these common stock subscriptions and were subsequently issued on December 23, 2014.

NOTE 6 – LOAN FROM RELATED PARTY

During April of 2013 and October 2014 the Company received advances totaling $855 and $22,000 from a related party, the advance is unsecured, non-interest bearing and is due upon demand giving 30 days written notice to the borrower.

NOTE 7 – DEPOSIT ON MINERAL PROPERTY ACQUISITION

On October 1, 2014 the Company entered into a Purchase Agreement with Gold Exploration Management Services, Inc. to purchase 11 claims in Mineral County Nevada known as the Gold Creek Property. The Company has paid a total of $15,000 for the purchase of the Gold Creek Property, and is reflected in the financial statements as a deposit, until such time as the ownership has been transferred to the Company.

NOTE 8 - SUBSEQUENT EVENTS

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through November 12, 2014, the date the financial statements were issued.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Since inception on April 19, 2013, there were no disagreements with our accountants on any matter of accounting principle or practices, financial statement disclosure or auditing scope or procedure. In addition, there were no reportable events as described in Item 304(a)(1)(iv)(B)1 through 3 of Regulation S-X that occurred within our most recent fiscal year and the subsequent interim periods.

Dealer Prospectus Delivery Obligation

Until 180 days + effective date], all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions

Part II-Information Not Required in the Prospectus

Indemnification of Directors and Officers

As permitted by Nevada law, our Articles of Incorporation provide that we will indemnify our directors and officers against expenses and liabilities they incur to defend, settle or satisfy any civil or criminal action brought against them on account of their being or having been directors or officers of us, unless, in any such action, they are adjudged to have acted with gross negligence or willful misconduct.

Exclusion of Liabilities

Pursuant to the laws of the State of Nevada, our Articles of Incorporation exclude personal liability for its directors for monetary damages based upon any violation of their fiduciary duties as directors, except as to liability for any breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, acts in violation of Section 7-106-401 of the Nevada Business Corporation Act, or any transaction from which a director receives an improper personal benefit. This exclusion of liability does not limit any right, which a director may have to be indemnified, and does not affect any director's liability under federal or applicable state securities laws.

Disclosure of Commission position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to provisions of the State of Nevada, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:

SEC Registration Fee	2.82
Legal Fees and Expenses	5,000
Accounting Fees and Expenses	500
Auditor Fees and Expenses	5,000
Electronic Filing Fees	3,500
Transfer Agent Fees	600
Total	$14,602.82

All amounts are estimates. We are paying all expenses listed above. None of the above expenses of issuance and distribution will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Recent Sales of Unregistered Securities

As of January 13, 2015 we have sold 8,430,000 shares of unregistered securities. All of these shares were acquired from us in private placements and are issued and outstanding. The shares were exempt from registration under Regulation S of the Securities Act of 1933 and were sold to Korean residents.

The shares include the following

1.
Between July 25 and September 12, 2014  the Company received $30,300 in common stock subscriptions. 6,000,000 of these shares were subscribed for on July 25, 2014 by the officers and directors of the Company at $.001 per share for cash proceeds of  $ 6,000. The remaining 2,430,000 shares were subscribed for by non-affiliate third parties between July 25 and September 12, 2014 at $.01 per share for a total cash proceeds of $24,300. As of  January 13, 2015 the Company has issued all shares related to these common stock subscriptions and there are no subscriptions outstanding.

With respect to all of the above offerings, we completed the offerings of the common stock pursuant to Rule 903 of Regulation S of the Act on the basis that the sale of the common stock was completed in an "offshore transaction", as defined in Rule 902(h) of Regulation S. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the units. Each investor represented to us that the investor was not a U.S. person, as defined in Regulation S, and was not acquiring the shares for the account or benefit of a U.S. person. The subscription agreement executed between us and the investor included statements that the securities had not been registered pursuant to the Act and that the securities may not be offered or sold in the United States unless the securities are registered under the Act or pursuant to an exemption from the Act. The investor agreed by execution of the subscription agreement for the common stock: (i) to resell the securities purchased only in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; (ii) that we are required to refuse to register any sale of the securities purchased unless the transfer is in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; and (iii) not to engage in hedging transactions with regards to the securities purchased unless in compliance with the Act. All securities issued were endorsed with a restrictive legend confirming that the securities had been issued pursuant to Regulation S of the Act and could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

Exhibits

Exhibit Number	Description
3.1	Articles of Incorporation*
3.2	By-Laws*
4.1	Form of Subscription Agreement*
5.1	Opinion and Consent of Attorney Joseph I. Emas
10.1	Property Agreement*
14.1	Financial Code of Ethics*
23.1	Consent of Independent Auditor
23.2	Consent of Gold Exploration Management Services, Inc.*
23.3	Consent of Attorney Joseph I. Emas(See Exhibit 5.1)
99.1	Receipt from BLM and Elko County
*Previously filed on Form S-1

Undertakings

The undersigned registrant hereby undertakes:

1.   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

a) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

b) Reflect in our prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease if the securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) 230.424(b) of this chapter if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

c) Include any additional or changed material information on the plan of distribution.

2.   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.   To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under that Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against the public policy as expressed in the Securities Act, and a will be governed by the final adjudication of such issue.

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first

Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Reno Nevada on January 13, 2015.

Aureus Incorporated

By:	/s/ Dong Gu Kang
Name:	DongGu Kang
Title:	Director, President, Secretary, Principal Executive Officer and Principal Financial Officer

By:	/s/Min Jung Kang
Name:	Min Jung Kang
Title:	Director, Treasurer, Principal Accounting Officer

KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Dong Gu Kang, as true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendment (including post-effective amendments) to this registration statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Form S-1 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/Dong Gu Kang	President, Principal Executive Officer, Principal Financial Officer	January 13, 2015
Dong Gu Kang	Secretary and member of the Board of Directors

/s/Min Jung Kang	Director, Treasurer, Principal Accounting Officer	January 13, 2015
Min Jung Kang